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Exhibit 99.2

        NOTICE OF GUARANTEED DELIVERY

OFFER TO EXCHANGE ALL OUTSTANDING
$400,000,000 2.75% SENIOR NOTES DUE 2017
CUSIP Nos. 00772BAA9 AND G01080AA1
$1,100,000,000 3.75% SENIOR NOTES DUE 2019
CUSIP Nos. 00772BAC5 AND G01080AB9
$1,100,000,000 4.50% SENIOR NOTES DUE 2021
CUSIP Nos. 00772BAE1 AND G01080AC7
$800,000,000 5.00% SENIOR NOTES DUE 2021
CUSIP Nos. 00772BAK7 AND G01080AE3

OF

AERCAP IRELAND CAPITAL LIMITED
AERCAP GLOBAL AVIATION TRUST

        This form must be used by any holder of unregistered 2.75% Senior Notes due 2017, 3.75% Senior Notes due 2019, 4.50% Senior Notes due 2021or 5.00% Senior Notes due 2021 (together, the "Unregistered Notes") of AerCap Ireland Capital Limited (the "Irish Issuer") and AerCap Global Aviation Trust (the "U.S. Issuer" and, together with the Irish Issuer, the "Issuers"), each a wholly owned subsidiary of AerCap Holdings N.V. (the "Parent Guarantor"), who wishes to tender Unregistered Notes to the Exchange Agent in exchange for 2.75% Senior Notes due 2017, 3.75% Senior Notes due 2019, 4.50% Senior Notes due 2021 or 5.00% Senior Notes due 2021, as applicable, that have been registered under the Securities Act of 1933, as amended (the "Exchange Notes"), pursuant to the guaranteed delivery procedures described in "The Exchange Offer—Guaranteed Delivery Procedures" of the Prospectus, dated            , 2015 (the "Prospectus"), and in Instruction 2 to the related Letter of Transmittal. Any holder who wishes to tender Unregistered Notes pursuant to such guaranteed delivery procedures must ensure that the Exchange Agent receives this Notice of Guaranteed Delivery prior to the Expiration Date (as defined below) of the Exchange Offer. Capitalized terms not defined herein have the meanings given to them in the Prospectus or the Letter of Transmittal.

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT MIDNIGHT, NEW YORK CITY TIME, AT THE END OF THE DAY ON            , 2015 (THE "EXPIRATION DATE") UNLESS THE EXCHANGE OFFER IS EXTENDED, IN WHICH CASE THE TERM "EXPIRATION DATE" SHALL MEAN THE LATEST TIME AND DATE TO WHICH THE EXCHANGE OFFER IS EXTENDED. TENDERS OF UNREGISTERED NOTES MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE.

The Exchange Agent for the Exchange Offer is:
Wilmington Trust, National Association

By Registered and Certified Mail Wilmington Trust, National Association Rodney Square North 1100 North Market Street Wilmington, DE 19890-1626 Attn: Workflow Management—5th Floor	By Overnight Courier or Regular Mail Wilmington Trust, National Association Rodney Square North 1100 North Market Street Wilmington, DE 19890-1626 Attn: Workflow Management—5th Floor	By Hand Delivery Wilmington Trust, National Association Rodney Square North 1100 North Market Street Wilmington, DE 19890-1626 Attn: Workflow Management—5th Floor

Or by Facsimile Transmission (for eligible institutions only):
(302) 636-4139
Attn: Workflow Management—5th Floor

For Information Call: (302) 636-6470

        Delivery of this Notice of Guaranteed Delivery to an address other than the one set forth above or transmission of instructions to a facsimile number other than the one listed above will not constitute a valid delivery. The instructions set forth in this Notice of Guaranteed Delivery and in the Letter of Transmittal should be read carefully before this Notice of Guaranteed Delivery and the Letter of Transmittal are completed.

        THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON THE LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

Ladies and Gentlemen:

        The undersigned hereby tenders to the Issuers, upon the terms and subject to the conditions set forth in the Prospectus and the related Letter of Transmittal, receipt of which is hereby acknowledged, the principal amount of Unregistered Notes set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus and in Instruction 2 of the Letter of Transmittal.

        The undersigned understands that tenders of Unregistered Notes will be accepted only in authorized denominations. The undersigned understands that tenders of Unregistered Notes pursuant to the Exchange Offer may not be withdrawn after the Expiration Date. Tenders of Unregistered Notes may be withdrawn at any time prior to the Expiration Date or if the Exchange Offer is terminated or as otherwise provided in the Prospectus.

        All authority herein conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall survive the death or incapacity of the undersigned and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned.

        The undersigned hereby tenders the Unregistered Notes listed below:

Certificate Number(s) (If Known) of Unregistered Notes or if Unregistered Notes will be Delivered by Book-Entry Transfer at the Depository Trust Company, Insert Account No.	Aggregate Principal Amount Represented	Aggregate Principal Amount Tendered

PLEASE SIGN AND COMPLETE

Signature of Registered Holder(s) or Authorized Signatory:	Date:

Name of Registered Holder(s):	Address:

Area Code and Telephone No.:

        This Notice of Guaranteed Delivery must be signed by the holder(s) exactly as the name(s) appear(s) on certificate(s) for Unregistered Notes or on a security position listing as the owner of Unregistered Notes, or by person(s) authorized to become holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information.

        Please print name(s) and address(es)

Name(s):

Capacity (Full Title):

Address(es):

        DO NOT SEND UNREGISTERED NOTES WITH THIS FORM. ACTUAL SURRENDER OF UNREGISTERED NOTES MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY, AN EXECUTED LETTER OF TRANSMITTAL.

GUARANTEE
(Not to be used for signature guarantee)

        The undersigned, a firm which is a member of a recognized signature guarantee medallion program and is an "Eligible Guarantor Institution" within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees deposit with the Exchange Agent of the Letter of Transmittal (or facsimile thereof), together with the Unregistered Notes tendered hereby in proper form for transfer (or confirmation of the book-entry transfer of such Unregistered Notes into the Exchange Agent's account at the Depository Trust Company pursuant to the procedures described in the Prospectus under the caption "The Exchange Offer—Guaranteed Delivery Procedures" and in the Letter of Transmittal) and any other required documents, all by 5:00 p.m., New York City time, on the third New York Stock Exchange trading day following the date of execution of this Notice of Guaranteed Delivery.

Authorized Signature

Name of Firm:

Address:	Name:

Title:

Area Code and Telephone No.:	Date:

        DO NOT SEND UNREGISTERED NOTES WITH THIS FORM. ACTUAL SURRENDER OF UNREGISTERED NOTES MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY, AN EXECUTED LETTER OF TRANSMITTAL.

 INSTRUCTIONS FOR NOTICE OF GUARANTEED DELIVERY

        1.     DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY. A properly completed and duly executed copy of this Notice of Guaranteed Delivery and any other documents required by this Notice of Guaranteed Delivery must be received by the Exchange Agent at its address set forth herein prior to the Expiration Date. The method of delivery of this Notice of Guaranteed Delivery and any other required documents to the Exchange Agent is at the election and sole risk of the holder, and the delivery will be deemed made only when actually received by the Exchange Agent. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. As an alternative to delivery by mail, the holders may wish to consider using an overnight or hand delivery service. In all cases, sufficient time should be allowed to assure timely delivery. For a description of the guaranteed delivery procedures, see Instruction 2 of the Letter of Transmittal.

        2.     SIGNATURES ON THIS NOTICE OF GUARANTEED DELIVERY. If this Notice of Guaranteed Delivery is signed by the registered holder(s) of the Unregistered Notes referred to herein, the signature must correspond with the name(s) written on the face of the Unregistered Notes without alteration, enlargement, or any change whatsoever. If this Notice of Guaranteed Delivery is signed by a participant of the Book-Entry Transfer Facility whose name appears on a security position listing as the owner of Unregistered Notes, the signature must correspond with the name shown on the security position listing as the owner of the Unregistered Notes.

        If this Notice of Guaranteed Delivery is signed by a person other than the registered holder(s) of any Unregistered Notes listed or a participant of the Book-Entry Transfer Facility, this Notice of Guaranteed Delivery must be accompanied by appropriate bond powers, signed as the name of the registered holder(s) appears on the Unregistered Notes or signed as the name of the participant shown on the Book-Entry Transfer Facility's security position listing.

        If this Notice of Guaranteed Delivery is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, or other person acting in a fiduciary or representative capacity, such person should so indicate when signing and submit with the Notice of Guaranteed Delivery evidence satisfactory to the Issuers and the Parent Guarantor of such person's authority to so act.

        3.     REQUESTS FOR ASSISTANCE OR ADDITIONAL COPIES. Questions and requests for assistance and requests for additional copies of the Prospectus may be directed to the Exchange Agent at the address specified in the Prospectus. Holders may also contact their broker, dealer, commercial bank, trust company, or other nominee for assistance concerning the Exchange Offer.

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  Exhibit 99.2
PLEASE SIGN AND COMPLETE
GUARANTEE (Not to be used for signature guarantee)
INSTRUCTIONS FOR NOTICE OF GUARANTEED DELIVERY